UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

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CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Maryland	001-35870	90-0947148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia 31833
(Address of principal executive offices) (Zip Code)

(706) 645-1391
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013, the shareholders of Charter Financial Corporation (the “Company”) approved the Company’s 2013 Equity Incentive Plan (the “Plan”), which provides for the grant of stock-based awards to officers, employees and directors of the Company and CharterBank. The Plan complies with applicable Federal Reserve Board regulations contained at 12 CFR 239.63. However, the Federal Reserve Board does not endorse or approve the Plan in any way. A description of the material terms of the Plan is contained in the Company’s definitive proxy statement for the Special Meeting of Shareholders filed with the Securities and Exchange Commission on November 6, 2013. A copy of the Plan is being filed as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 11, 2013, the Company held its Special Meeting of Shareholders. At the Special Meeting, shareholders considered the approval of the Company’s 2013 Equity Incentive Plan. The Plan was approved by a majority of the Company’s outstanding shares. A breakdown of the votes cast is set forth below.

For	Against	Abstain	Broker non-votes
13,851,583	1,686,415	90,897	—

Item 9.01.	Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.
(b) No pro forma financial information is required.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description

10.1
Charter Financial Corporation 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 6, 2013 (file no. 001-35870))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date:	December 16, 2013	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer